EXHIBIT 4(n)

            EIGHTH AMENDMENT AND CONSOLIDATION OF CREDIT AND SECURITY
                                    AGREEMENT
-------------------------------------------------------------------------------

         This Eighth Amendment and Consolidation of the Credit and Security Agreement (this "Agreement") is made and entered into as of the 13 day of
November, 1997, by and among YASAWA HOLDING, N.V., a Netherlands Antilles corporation ("Lender"); and THE DELTONA CORPORATION, a Delaware corporation, DLIC, INC., a Florida corporation, DELTONA LAND & INVESTMENT CORP., a Florida corporation, THREE SEASONS CORPORATION, a Florida corporation, and DELTONA CONSTRUCTION COMPANY, INC. (formerly known as Deltona's Mackle-Built Construction Company, Inc.) a Florida corporation (collectively "Borrower").

                                 R E C I T A L S

     A. Borrower and Lender have entered into a certain Seventh Amendment to Credit and Security Agreement dated December 2, 1992 and a Mortgage and Security Agreement dated February 1, 1994(unrecorded) including schedules and exhibits thereto, as amended.

     B. Borrower and Lender mutually agree to consolidate the debt due Lender from Borrower under the Seventh Amendment to Credit and Security Agreement dated December 2, 1992 and the Mortgage and Security Agreement dated February 1, 1994 including schedules and exhibits thereto, as amended, hereinafter referred to as the "Loan Instruments", into this Agreement.

     C. Certain companies included as Borrowers in the Loan Instruments are no longer active corporations and no longer participants in this Agreement; specifically, Delainco, Inc., an inactive Florida corporation, Deldade, Inc. (formerly known as Deltampa, Inc.), an inactive Florida corporation, and Intercoastal Properties of St. Augustine Shores, Inc., an inactive Florida corporation.

     D. The principal balance due and owing under the Loan Instruments as of the date hereof is $12,819,791 (the "Debt").

     E. Lender has received a security interest in certain real property, fixtures and personal property (whether tangible or intangible) evidenced by UCC-1 Financing Statements, mortgages and notes, as more particularly described in the Loan Instruments and Lender will receive a security interest in certain additional real property and assets of Borrower (the "Division Portfolio") as further identified on Exhibits "A" and "B", annexed hereto.


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
     NOW THEREFORE, for and in consideration of the premises, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

                                    ARTICLE 1
                                   RECITATIONS
                                   -----------

     Section 1.1. Recitations.  Lender and Borrower hereby acknowledge and agree
     -----------  -----------
that each and all of the recitations set forth above in Paragraphs A through E inclusive, are true and correct and are incorporated in this Agreement by this reference.

     Section 1.2.  Definitions.  All  capitalized  terms used in this Agreement,
     -----------   -----------
unless otherwise defined in this Agreement, shall have the meanings ascribed to such terms in the Credit Agreement.

                                    ARTICLE 2
                         ACKNOWLEDGMENT OF INDEBTEDNESS
                         ------------------------------

     Section 2.1.  Borrower  hereby  acknowledges  and confirms  that the entire
     -----------
amount of the Debt as of the date of this Agreement is $12,819,791, including any interest and expenses payable by Borrower to Lender without offset, counterclaims or defenses.

     Section 2.2. Borrower has no defenses,  claims or offsets to payment of the
     -----------
indebtedness evidenced by the Loan Instruments and enforcement of the mortgages and security interest included with the Loan Instruments, and Borrower waives and releases any claims, causes of action or defenses relating to the indebtedness evidenced by the Loan Instruments, the enforcement of the mortgages and security interests and the enforceability of the Loan Instruments in accordance with their terms.

                                    ARTICLE 3
                           GENERAL TERMS OF SETTLEMENT
                           ---------------------------

     Section 3.1.  Obligations of Borrower and Lender. On or before November 30,
     -----------   ----------------------------------
1997, Borrower and Lender shall perform all of their obligations under this Agreement, unless, if necessary, said date is extended upon the mutual consent of the parties hereto.

     Section 3.2.  Reduction  of Debt.  Simultaneously  with the closing of the
     -----------   ------------------
transactions contemplated under the Asset Agreements, and as more specifically set forth in the Asset Agreements, Borrower shall issue to Lender or Lender's designee 4,144,602 shares of common stock of The Deltona Corporation at $1.00 per share (par value) and shall make a cash repayment to Lender in the amount of $1,982,457 in full satisfaction of the Mortgage and Security Agreement dated February 1, 1994 including schedules and exhibits thereto, as amended (the "Second Yasawa Loan).

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
The amount of the remaining debt shall be reduced by Lender to the amount of $6,692,732. Lender agrees to execute or cause Lender's designee to execute, all documents necessary to release Borrower's real and personal property from the lien and effect of the Loan Documents pursuant to the requirements of the Asset Agreements and to effect the terms and obligations under this Agreement.

     Section 3.3. Release of St. Augustine Shores Lots. Lender agrees to release
     -----------  ------------------------------------
or to cause to be released all real property in St. Augustine Shores Subdivision from the lien and effect of the Mortgage.

     Section 3.4.  Release of Receivables.  Lender agrees to release or to cause
     -----------   ----------------------
to be released all liens on contract and mortgage receivables being purchased by Lender or an affiliate of Lender .

     Section 3.5.  Payment of Remaining Debt.  Borrower agrees that the terms of
     -----------   -------------------------
payment to Lender of the remaining debt of $6,692,732 to be secured under the Loan Instruments shall be restructured as follows:

     (i) Interest will accrue on the remaining debt at the rate of 9.6% per annum.

     (ii) Interest on the remaining debt will be paid monthly in cash or by transferring current contracts receivable at 65% of face value, with recourse, to Lender or Lender's designee, in accordance with Exhibit C attached hereto.

     (iii) Principal will be paid in accordance with Exhibit C attached hereto. Payments shall be made in cash or by transferring current contracts receivable at face value, with recourse, to Lender or Lender's designee.

Borrower agrees to execute a renewal promissory note to evidence the above payment terms and obligations.

     Section 3.6.  Future  Release of  Receivables.  Lender agrees to release or
     -----------   -------------------------------
cause to be released to Borrower the liens on receivables to enable Borrower to sell those receivables to meet its obligations under this Agreement. Lender commits to purchase, or make available an entity to purchase receivables, upon Borrower's request and subject to Borrower's discretion, and agrees to pay or arrange for payment, for those receivables at the rate of 65% of face value, with recourse.

     Section  3.7.  No  Fraudulent   Conveyance.   The  conveyances   which  are
     ------------   ---------------------------
contemplated by this Agreement are not fraudulent conveyances under applicable Bankruptcy Law and such conveyances are being made for "reasonable equivalent value" as defined in Section 548 of Title 11 of the United States Bankruptcy Code.

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
     Section 3.8. Collateral. Borrower represents and covenants that Lender has,
     -----------  ----------
or will have upon closing of this Agreement, a security interest in all real property in title to Borrower, and fixtures and personal property (whether tangible or intangible) belonging to Borrower as evidenced by a UCC-1 Financing Statement, mortgage and promissory note. Simultaneous with the closing of this transaction, Borrower will execute all additional documents necessary to give Lender a security interest in the Division Portfolio, previously released by the Lender or its predecessors, including the Consent Order Lots presently in title to Borrower and contracts and mortgages receivable in which Borrower retains an interest. The lien on Borrower's contracts receivable shall be subordinate to the lien on Borrower's contracts receivables held by Scafholding, B.V.

     Section 3.9. Automatic Release of Registered Lots. Lender acknowledges that
     -----------  ------------------------------------
the real property in title to the Borrower is currently being offered for sale by Borrower and it is actively registered with the Division of Florida Land Sales, Condominiums and Mobile Homes. Pursuant to the Loan Instruments, in the event Registered Lots are sold by the Borrower in the ordinary course of business in a transaction which is not exempt under the Florida Uniform Land Sales Practices Law, the issuance of a Warranty Deed by the Borrower to the purchaser of the lot shall automatically release such Registered Lot from the lien and effect of the mortgage and with the same force and effect as if such Registered Lot had been released from the lien by a formal release recorded in the County in which the released property is located. The rights of the purchaser are superior to and take priority over the lien and effect of any mortgage. In the event a Warranty Deed is issued by the Borrower to a purchaser of property prior to payment in full of the purchase price by the purchaser and the purchaser executes a mortgage in favor of the Borrower for the balance of the purchase price, said mortgage will be collaterally assigned by Borrower to Lender pursuant to Section 3.8 hereof. The provisions of this paragraph shall be binding upon any purchaser at a foreclosure sale and any person acquiring title to such land shall be bound to convey legal title to such purchaser who is entitled to a deed under the terms of their Agreement of Purchase and Sale.

                                    ARTICLE 4
                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                    -----------------------------------------

     Section 4.1.  Transactions not Prohibited.  Borrower is not prohibited from
     -----------   ---------------------------
entering into this Agreement or consummating the transactions contemplated hereby by any law, regulation, agreement, instruction, restriction, order or judgment. Likewise, the execution and performance of this Agreement will not modify (except with respect to the Loan Documents as provided herein) any obligation of Borrower, or constitute (with or without notice or the passage of time or both) a default or violation of or under, or conflict with, any law, rule, regulation, order, judgment, indenture, contract, security instrument, permit, lease or other agreement to which Borrower is a party or to which Borrower is bound.

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
     Section 4.2.  Organization.  The Deltona Corporation is a corporation which
     -----------   ------------
is duly organized and validly existing under the laws of the State of Delaware. Each other entity comprising the Borrower is a corporation which is duly organized and validly existing under the laws of the State of Florida.

     Section  4.3.  Authority.  Borrower  has full  power,  legal  capacity  and
     ------------   ---------
authority to enter into and perform this Agreement. All proceedings required to be taken and all consents required to be obtained by Borrower to authorize the execution of this Agreement have been properly taken and obtained. This Agreement constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to bankruptcy, and other laws generally affecting the enforcement of creditors' rights, Similarly, the documents contemplated to be executed by Borrower pursuant to this Agreement will, upon execution and delivery, constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, subject to bankruptcy and other laws generally affecting the enforcement of creditors' rights.

                                    ARTICLE 5
                           ACKNOWLEDGMENTS OF BORROWER
                           ---------------------------

     Section 5.1. Free and  Voluntary  Act.  Borrower is freely and  voluntarily
     -----------  ------------------------
entering into this Agreement. One or more responsible officers of the Borrower individually have read this Agreement and have discussed this Agreement with its legal, financial and other counsel.

     Section  5.2. No Implied  Terms.  Any and all duties and  obligations  that
     ------------  -----------------
Lender or Lender's designees may have to Borrower are limited to those expressly stated in this Agreement and neither the duties and obligations of Lender or Lender's designees nor the rights of the Borrower shall be expanded beyond the express terms of this Agreement.

     Section 5.3.  Fair  Consideration.  The  agreements  of Lender and Lender's
     -----------   -------------------
designees as are contained herein and in the Asset Agreements constitute valuable, adequate and fair consideration for the obligations of Borrower hereunder.

     Section 5.4. No Other Representation. Borrower acknowledges and agrees that
     -----------  -----------------------
neither Lender nor any person or entity acting on its behalf has made any representation or promise to Borrower which is not expressly set forth herein.

                                    ARTICLE 6
                                  MISCELLANEOUS
                                  -------------

     Section 6.1. Lender's Authority.  Lender hereby represents to Borrower that
     -----------  ------------------
Lender has full power and lawful authority to execute this Agreement.

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
     Section 6.2. Captions. The captions and headings used in this Agreement are
     -----------  --------
for convenience of reference only and do not in any way affect, limit, amplify or modify the terms or provisions of this Agreement.

     Section  6.3.  Counterpart  Execution.  This  Agreement  may be executed in
     ------------   ----------------------
several counterparts, each of which shall constitute an original, but together such counterparts shall constitute one and the same instrument.

     Section 6.4.  Survival.  Each and every  provision of this Agreement  shall
     -----------   --------
survive the execution hereof.

     Section   6.5.   Notices.   All   demands,   notices,   requests  or  other
     -------------    -------
communications required or permitted hereby shall be in writing and shall be deemed to be delivered when actually received by the relevant party at such address as set forth below or at such other address as such party may have specified to the other parties hereof by notice delivered and received by in accordance with this section.

As to Lender:              Yasawa Holding, N.V.
                           c/o Zarf Trust Corporation N.V., Director
                           Plaza Jojo Correa 1-5
                           PO Box 897
                           Willemstad, Curacao
                           Netherlands Antilles

As to Borrower:            The Deltona Corporation
                           999 Brickell Avenue, Suite 700
                           Miami, Florida 33131
                           Attention: President and Chief Operating Officer

     Section 6.6. Successors and Assigns. This Agreement and any other documents
     -----------  ----------------------
executed in connection herewith shall inure to the benefit of and be binding upon the parties hereto and their permitted legal; representatives, successors and assigns.

     Section 6.7. Time;  Construction;  Exhibits. Time is of the essence in each
     -----------  ------------------------------
provision of this Agreement. All references to the singular or plural, masculine, feminine or neuter gender shall, as the context requires, include all others. All exhibits hereto are by this reference paid a part of this Agreement for all purposes. All references to sections, paragraphs and exhibits are to this Agreement unless otherwise specifically noted. The use of "hereof", "hereunder", "herein" and words of similar import shall refer to this entire Agreement and not to any particular section, paragraph or portion of this Agreement unless otherwise specifically noted.

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
     Section  6.8.  Applicable  Law.  This  Agreement,  including  exhibits  and
     ------------   ---------------
schedules hereto, and any other Loan Documents shall be construed in accordance with and governed by the laws of the State of Florida.

     Section 6.9. Fees and Expenses.  If any legal action,  arbitration or other
     -----------  -----------------
proceeding is commenced to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to an award of its reasonable fees and expenses, including, without limitation, attorneys' fees and disbursements (including fees of paralegal and fees on appeal), expert witness fees, and disbursements. The term "prevailing party" shall include a party who receives substantially the relief desired, whether by settlement, dismissal, summary judgement, judgment or otherwise.

     Section  6.10.  Severability.  If for  any  reason  any  provision  of this
     -------------   ------------
Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 6.11. Authority. Each individual executing this Agreement on behalf
     ------------  ---------
of any party to this Agreement represents and warrants that he or she is authorized to enter into this Agreement on behalf of that party and that this Agreement binds that party.

     Section 6.12. Parties in Interest. Nothing in this Agreement is intended to
     ------------  -------------------
confer any rights or remedies under or by reason of this Agreement on any person other than the parties hereto and their respective permitted successors or assigns, nor is anything in this Agreement intended to relieve or discharge any obligation of any third party or any party hereto or to give any third party any right to subrogation or action over or against any party of this Agreement.

     Section 6.13. Restriction on Assignment.  This Agreement nor any instrument
     ------------  -------------------------
relating to the remaining debt may be assigned to any party without the prior written consent of the Borrower's Board of Directors.

     Section 6.14.  Lender's and Borrower's Costs.  Lender shall pay the cost of
     ------------   -----------------------------
all documentary stamps, intangible taxes and recording costs in connection with the transactions contemplated under this Agreement. In addition, Lender shall pay the costs and legal fees incurred by Lender or Lender's designee for Lender's attorney for this transaction. Borrower shall pay the costs and legal fees incurred by Borrower for Borrower's attorney for this transaction and the transactions under the Asset Agreements.

     Section 6.15. Credit Agreement. Except as specifically modified herein, the
     ------------  ----------------
Credit Agreement shall remain in full force and effect and Borrower does hereby re-affirm all terms and covenants of the Credit Agreement.


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
     Section 6.16.  Contingencies.  The  obligations  of Borrower and Lender and
     ------------   -------------
Lender's designees under this Agreement are expressly subject to receipt of the written approval of the Division of Florida Land Sales, Condominiums and Mobile Homes for the transactions evidenced by this Agreement; a release of the Division's lien on The Deltona Corporation's receivables; and a release of the mortgage held by the Division of Florida Land Sales, Condominiums and Mobile Homes on certain real property owned by Borrower.

     IN WITNESS WHEREBY, this Agreement was made and executed as of the date first above written.

                                    YASAWA HOLDING, N.V.


                                    BY: /s/ R.  De Meza
                                       ----------------------------------------
                                    R. De Meza for Zarf Trust Corporation N.V.,
                                    Director

                                    THE DELTONA CORPORATION
                                    DLIC, INC.
                                    DELTONA LAND & INVESTMENT CORP.
                                    THREE SEASONS CORPORATION
                                    DELTONA CONSTRUCTION COMPANY, INC



                                    BY: /s/ Earle D.  Cortright, Jr.
                                        ---------------------------------------
                                    Earle D. Cortright, Jr., President

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